                                                               EXHIBIT 10(i)

                SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT


     THIS AGREEMENT is made as of __________________, 1999, between Greif Bros. Corporation, a Delaware corporation ("Greif Bros.") and
_________________________ ("Executive").


BACKGROUND INFORMATION

     A. The Executive is a key employee of Greif Bros. and it is expected that he will continue to contribute substantially to the growth and success of Greif Bros. during his employment. In order to assure to Greif Bros. the continued benefit of the experience, advice, ability and services of the Executive, Greif Bros. is willing to provide to the Executive, on the terms and conditions set forth herein, the supplemental retirement benefits described in this Agreement, in consideration of the execution of a confidentiality and non-competition agreement.

     B. Greif Bros. maintains the Greif Bros. Corporation Employees' Retirement Income Plan (the "Pension Plan"), a qualified defined benefit pension plan under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for certain employees of Greif Bros.

     C. Sections 401(a)(17) and 415 of the Code place certain limitations on the amount of benefits that would otherwise be made available under the Pension Plan for certain participants, including the Executive.

     D. This Agreement is intended to provide a supplemental retirement benefit to the Executive in excess of the benefits provided under the Pension Plan.


AGREEMENT

     Greif Bros. and the Executive acknowledge the accuracy of the foregoing Background Information and agree as follows:

                                                               EXHIBIT 10(i)
                                                                 (continued)

ARTICLE I - DEFINITIONS

     Words and phrases used herein with initial capital letters which are defined in the Pension Plan are used herein as so defined, unless otherwise specifically defined herein or the context clearly indicates otherwise.
The following words and phrases when used in this Agreement with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise.

     Section 1.1. Actual Pension Plan Benefit. The amount of the annual benefit under the Pension Plan that that is actually payable to the Executive or his Beneficiary.

     Section 1.2. Cause. Termination of the Executive's employment due to any act which, in the sole discretion of Greif Bros., is deemed to be detrimental to the best interests of Greif Bros., including, but not limited to (a) serious, willful misconduct in respect of his duties for Greif Bros., (b) conviction of a felony or perpetration of a common law fraud, (c) willful failure to comply with applicable laws with respect to the execution of the business operations of Greif Bros., (d) theft, fraud, embezzlement, dishonesty or other willful conduct which has resulted in economic damage to Greif Bros., or (e) failure to comply with the drug and alcohol abuse policies, if any, of Greif Bros.

     Section 1.3.  Change in Control.   A Change in Control shall occur
upon (a) the purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions), directly or indirectly, which results in the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of such person, entity or group of persons equaling 30% or more of either the outstanding common shares of Greif Bros. or the combined voting power of the then-outstanding securities of Greif Bros. entitled to vote in the election of the Board of Directors, or (b) the approval by the shareholders of Greif Bros. of a reorganization, merger, or consolidation, with respect to which in each case persons who were shareholders of Greif Bros. immediately prior to such reorganization, merger or consolidation do not (solely because of their common shares of Greif Bros. owned immediately prior to such reorganization, merger, or consolidation) immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the then-outstanding securities of the reorganized, merged or consolidated company, or (c) a liquidation or dissolution of Greif Bros., or (d) the sale of all or substantially all of the assets of Greif Bros.

                                                               EXHIBIT 10(i)
                                                                 (continued)

     Section 1.4. Controlled Group. Greif Bros. and any corporation or other trade or business which, together with Greif Bros., is "under common control" within the meaning of Code Section 414(b) or (c), as modified by Code Section 415(h), where applicable; any organization (whether or not incorporated) which, together with Greif Bros., is a member of an "affiliated service group" within the meaning of Code Section 414(m); and any other entity required to be aggregated with Greif Bros. pursuant to Code Section 414(o).

     Section 1.5. Disability. The Executive's disability as determined under a long-term disability plan maintained by Greif Bros. covering such Executive.

     Section 1.6. Good Reason. One or more of the following actions by Greif Bros. leading to the Executive's voluntary termination: (a) material breach of the terms of any employment agreement with the Executive that is not "cured" by Greif Bros. within 30 days of notice thereof, (b) failure of a successor or assign of Greif Bros. to assume liability under this Agreement or an employment agreement with the Executive, or (c) material reduction in the salary, duties or status of the Executive's position within Greif Bros.

     Section 1.7. Maximum Target Bonus. The amount of a bonus (not to exceed 100% of the target amount) that may be paid to the Executive based on a performance goal target for the Plan Year, as set by the Board of Directors of Greif Bros.


ARTICLE II- SUPPLEMENTAL RETIREMENT BENEFITS


     Section 2.1. Purpose of Agreement. The purpose of this Agreement is to provide supplemental retirement benefits (the "Supplemental Benefits") to the Executive. The Executive is a member of a select group of management and highly compensated employees of Greif Bros. The Supplemental Benefits are designed to replace any benefits reduced under the Pension Plan that the Executive would otherwise receive if not for (a) the limitations on benefits imposed by Section 415 of the Code and/or (b) the limitations on compensation considered under the Pension Plan imposed by Section 401(a)(17) of the Code.

                                                              EXHIBIT 10(i)
                                                                (continued)

     Section 2.2. Amount and Duration of Supplemental Benefits. The amount of Supplemental Benefits payable to the Executive under this Agreement shall equal the difference between (a) the amount of the benefit payable, expressed as an annual benefit amount, to the Executive under the Pension Plan, determined under the terms of the Pension Plan in effect on the date of the Executive's termination of employment with the Controlled Group but calculated as if the Pension Plan did not contain the limitations of Code Sections 401(a)(17) and 415, and (b) the amount of the Actual Pension Plan Benefit.

     The annual amount of Supplemental Benefits shall be paid for a period of years equal to the Executive's Years of Service, as determined under the Pension Plan, not to exceed fifteen (15) years.

     Except as otherwise provided herein, the Executive's Supplemental Benefits under this Agreement shall be computed in accordance with the benefit formula and actuarial assumptions, methods and procedures applicable under the Pension Plan and shall be based on the normal benefit form under the Pension Plan at the date of the Executive's actual retirement.

     Section 2.3. Compensation. For purposes of calculating the Supplemental Benefits set forth in Section 2.2, Annual Compensation shall be determined in accordance with the Pension Plan; provided, however, that the amount of any bonus that is taken into account for purposes of determining Annual Compensation shall be limited to an amount equal to 50% of the Maximum Target Bonus. In addition, Average Annual Compensation for the Executive shall be determined as the period of thirty-six consecutive months during the five consecutive Plan Years immediately preceding the Executive's termination of employment during which the average of the Executive's Annual Compensation is highest. In the calculation of such Average Annual Compensation, in no event shall the thirty-six month period take into account more than three annual bonus payments. To the extent that such thirty-six month period would otherwise include more than three annual bonus payments, all bonus payments after the first three annual bonus payments included in such thirty-six month period (calculated from the beginning of such thirty-six month period) shall be excluded from the definition of Average Annual Compensation.

     Section 2.4. Form of Executive's Benefits. At the time the Executive's Supplemental Benefits under this Agreement become payable, such benefits shall be paid in the form of quarterly installments. Greif Bros. expressly reserves the right to alter the payment frequency or method in effect from time to time in its sole discretion as necessary or desirable. Notwithstanding the foregoing, if a Change in Control occurs, Greif Bros. may under no circumstances and for no reason extend the payment period beyond, or delay the commencement of payments to a date later than, the time otherwise specifically provided under this Agreement.

                                                               EXHIBIT 10(i)
                                                               (continued)

     Section 2.5. Commencement of Benefits. Payment of the Executive's Supplemental Benefits shall commence on the same date as payments of the benefits under the Pension Plan to the Executive commence. Any election made by the Executive under the Pension Plan with respect to the commencement of payment of benefits under the Pension Plan shall also be applicable with respect to the commencement of payment of amounts payable as Supplemental Benefits under this Agreement.

     Section 2.6. Vesting and Forfeiture. The Executive shall be vested in his Supplemental Benefits upon attainment of Early Retirement Age, Normal Retirement Age, death or Disability. In addition, upon termination of the Executive within the two year period following a Change in Control, either by the Executive for Good Reason, or by Greif Bros. other than for Cause, the Executive shall be vested in the Supplemental Benefits payable under the Agreement.

     If the Executive is terminated for Cause or for a violation of his confidentiality and non-competition agreement, all Supplemental Benefits under this Agreement shall be forfeited. To the extent that the Executive has commenced payments under the Agreement, all remaining installment payments under the Agreement shall cease and be forfeited upon a violation of the Executive's confidentiality and non-competition agreement.

     Section 2.7. Actuarial Equivalent. The amount of the Supplemental Benefits payable under the Agreement in the form set forth in Section 2.2, or the determination of the amount of Supplemental Benefits which are payable if payment commences at any time prior to a Executive's Normal or Early Retirement Age, as defined by the Pension Plan, shall be the actuarial equivalent of the amount of Supplemental Benefits payable in the normal benefit form at the applicable retirement date, determined using the same actuarial assumptions as set forth in the Pension Plan.

     Section 2.8. Death Benefits. In the event of the death of the Executive while receiving benefit payments under any provision of this Agreement, Greif Bros. shall pay the remaining payments due under this Agreement in accordance with the method of distribution in effect on the date of the Executive's death to the Executive's surviving spouse, if any. In the event of the death of the Executive prior to the commencement of the distribution of benefits under this Agreement, Greif Bros. shall pay a death benefit under this Agreement to the Executive's surviving spouse, if any, based on the benefit that would have been payable to the Executive under this Agreement. Such death benefit shall be payable at the time when the death benefit (if any) under the Pension Plan becomes payable to the Executive's surviving spouse under the Pension Plan, and shall be payable for the number of years such benefits would have been payable to the Executive but not beyond the surviving spouse's death. If the Executive is not survived by a spouse, no death benefit shall be payable under this Agreement.

                                                               EXHIBIT 10(i)
                                                                 (continued)


ARTICLE III - MISCELLANEOUS


     Section 3.1. Right to Assets. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust that is not subject to the claims of any unsecured general creditors of Greif Bros., or a fiduciary relationship between Greif Bros. and the Executive or any other person. If Greif Bros. elects to purchase insurance policies or otherwise invest any funds in connection with this Agreement, all such policies or other investments shall continue for all purposes to be a part of the general assets of Greif Bros., and no person other than Greif Bros. shall, by virtue of the provisions of this Agreement, have any interest in such funds. Greif Bros. shall be the sole named beneficiary of any insurance policies purchased by Greif Bros. on the life of the Executive. To the extent that the Executive, the surviving spouse or any other person acquires a right to receive payments from Greif Bros. under this Agreement, such right shall be no greater than the right of any unsecured general creditor of Greif Bros.

     Section 3.2. Assignment and Alienation Prohibited. Neither an Executive nor his surviving spouse shall have the power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber, in advance, any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his surviving spouse, nor be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event the Executive or his surviving spouse attempts assignment, commutation, hypothecation, transfer, or disposal of the benefits hereunder, the liabilities of Greif Bros. shall forthwith cease and terminate.

     Section 3.3. Revocation. During the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by Greif Bros. in its sole discretion. However, unless the parties agree otherwise, in the event of a modification or revocation, the Executive shall be entitled to the Supplemental Benefits, if any, that have accrued through the date of such amendment or revocation. Such benefits shall be payable at such times and in such amounts as provided in this Agreement.

                                                               EXHIBIT 10(i)
                                                                 (continued)

     Section 3.4. Effect On Other Greif Bros. Benefit Plans. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus, or other supplemental compensation or fringe benefit plan constituting a part of the existing or future compensation structure of Greif Bros. Except as otherwise expressly provided herein, all terms and conditions applicable to an Executive's benefit under the Pension Plan shall be applicable to the Executive's benefit under this Agreement. Any benefit payable to the Executive under the Pension Plan shall be paid solely in accordance with the terms and conditions of the Pension Plan, and nothing in this Agreement shall operate or be construed to modify, amend or affect the terms and conditions of the Pension Plan.

     Section 3.5. Interpretation. Greif Bros. shall have full power and authority to interpret, construe, and administer this Agreement, and the interpretation and construction thereof and actions thereunder by Greif Bros., including any valuation of the Executive's Supplemental Benefits and the determination of the amount or recipient of the payments to be made with respect thereto, shall be binding and conclusive on all persons for all purposes. No trustee, employee or agent of Greif Bros. shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement. Whenever, under this Agreement, benefits are to be payable quarterly, the calculation of such quarterly benefit payments shall be made under any method deemed reasonable by Greif Bros., in its sole discretion. Greif Bros. shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by Greif Bros. with respect to the Pension Plan and/or to this Agreement.

     Section 3.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Greif Bros., its successors and assigns, and the Executive and his heirs, executors, administrators, and legal representatives.

     Section 3.7. Entire Agreement. This Agreement represents and embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous documents and understandings relative to this subject matter.

     Section 3.8. Agreement Not a Contract of Employment. The Executive's right to benefits under this Agreement shall not be construed or interpreted to constitute or create a contract of employment between Greif Bros. (or any affiliate) and the Executive, and nothing contained herein shall be deemed to confer on the Executive the right to be employed by Greif Bros. (or any affiliate).

                                                               EXHIBIT 10(i)
                                                                 (concluded)

     Section 3.9. Liability. No member of the Board of Directors and no officer or employee of Greif Bros. shall be liable to any person for actions taken or omitted in connection with this Agreement unless attributable to fraud, nor shall Greif Bros. be liable to any person for actions taken or omitted with respect to this Agreement unless attributable to fraud on the part of any officer, trustee or employee of Greif Bros.

     Section 3.10. Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender whenever they should so apply.

     Section 3.11. Headings. Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

     Section 3.12. Applicable Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Ohio, to the extent not superseded by federal law.

EXECUTIVE                          GREIF BROS. CORPORATION

                                   By:

                                   Title: Chairman and Chief Executive
                                          Officer


Date:                              Date:


Witness


Witness